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                                                               Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8, Nos. 333-56300 and 333-52280) and in the Registration Statement (Form S-3, No. 333-24147) of PRIMEDIA Inc. of our report dated January 29, 2001 (except Note 6, as to which the date is March 29, 2001), with respect to the consolidated financial statements of About.com, Inc. and subsidiaries, included in this Form 8-K/A.

                                        Ernst & Young LLP


New York, New York
April 26, 2001